Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74197, 333-86728 and 333-124960) (pertaining to the 1995 Amended and Restated Non-Employee Director Stock Option Plan, the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan and the 2004 Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, 333-63514, 333-99559, 333-99673, 333-106420, 333-110729, 333-112611, 333-124959, 333-124961, 333-128497 and 333-129713) of our reports dated January 31, 2006 with respect to the financial statements of Armour of America, Inc. and March 10, 2006 with respect to the financial statements of IES Interactive Training, Inc. for the year ended December 31, 2005 included in Arotech Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP

Denver, Colorado
April 16, 2007